UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2018

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for its named executive officers, as set forth in the bullets and the table below:

•                                          The payment of cash bonus award for 2017;

•                                          The grant of options to purchase shares of common stock of the Company; and

•                                          New annual base salaries for 2018.

Name	2017 Bonus	Stock Options (1)	2018 Annual Salary
Vincent J. Milano President and Chief Executive Officer	$270,000	600,000	$600,000
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer & Treasurer	$122,436	270,000	$370,000
Mark J. Casey Senior Vice President General Counsel & Secretary	$130,644	270,000	$395,000
R. Clayton Fletcher Senior Vice President, Business Development and Strategy	$145,908	270,000	$400,000

(1)         Each of the options to purchase shares of the Company’s common stock is granted effective as of January 3, 2018 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $2.24 per share, which is equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on January 3, 2018. Subject to the named executive officer’s continued employment with the Company on the applicable vesting date, the option vests with respect to 25% of the underlying shares on the first anniversary of the date of grant and the balance of the underlying shares vest in twelve equal quarterly installments following the first anniversary of the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: January 5, 2018	By:	/s/ Mark J. Casey
Mark J. Casey
Senior Vice President, General Counsel and Secretary

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